Exhibit 10.4

AQUAVENTURE HOLDINGS LIMITED

Key Executive Non-Competition, Non-Solicitation, Confidentiality and Assignment Agreement

In consideration and as a condition of my employment or continued employment by AquaVenture Holdings Limited (the “Company”) or one or more of its direct or indirect subsidiaries, and in consideration of my participation in the Company’s Key Executive Severance Plan (the “Plan”) as a Covered Executive (as defined in the Plan), I (“employee”) agree:

(a)

to disclose and assign to the Company (or as the Company may direct) as its exclusive property, all inventions, discoveries, innovations, improvements, trade secrets and technical or business information which I may solely or jointly develop, conceive, reduce to practice or author during the period of my employment (1) that relate to the business or the present or demonstrated or reasonably foreseeable future research or development of the Company or its direct or indirect subsidiaries or affiliates (collectively, the “Company Group”), or (2) that result from or are suggested by any work that I may do for any member of the Company Group or (3) that are otherwise made through the use of any time, equipment, supplies, facilities, material or secret* or confidential* information or data of any member of the Company Group.   To the extent that any court of competent jurisdiction finds that any provision of this paragraph is unenforceable because it requires the assignment of any invention in contravention of the law or public policy of that jurisdiction, this paragraph shall be interpreted to impose only the maximum permissible assignment obligation;

(b)

that all original works of authorship that are made by me (solely or jointly with others) within the scope of my employment and that are protectable by copyright are “works made for hire,” as that term is defined in the United States Copyright Act (17 U.S.C. Sec.101), and I further agree, to the extent any such work is determined not to be a “work made for hire,” that I will disclose and assign to the Company (or as the Company may direct) as its exclusive property any such original work of authorship;

(c)

to execute, upon the request of the Company, all necessary papers and otherwise provide proper assistance (at the Company’s expense), during and subsequent to my employment, to enable the Company to obtain, for itself or any member of the Company Group or their respective nominees, patents, copyrights, or other legal protection for such inventions, discoveries, innovations, improvements, original works of authorship, trade secrets and technical or business information in any and all countries;

(d)

to make and maintain for the Company adequate and current written records of all such inventions, discoveries, innovations, improvements, original works of authorship, trade secrets and technical or business information;

(e)

at the Company’s request, or upon any termination of my employment, to deliver to the Company (or as the Company may direct) promptly all items that belong to any member of the Company Group or that by their nature are for the use of employees of members of the Company Group only, including, without limitation, all written and other materials that are of a secret* or confidential* nature relating to the business of any member of the Company Group;

(f)

not to use, publish or otherwise disclose (except as my duties to any member of the Company Group may require), either during or subsequent to my employment, any secret* or confidential* information or data of any member of the Company Group or any information or data of others that any member of the Company Group is obligated to maintain in confidence;

(g)

not to disclose or use in my work with the members of the Company Group any secret* or confidential* information of others (including any prior employers), or any inventions or innovations of my own that are not included within the scope of this agreement;

(h)

that the Company may, at any time and without further consent, access and monitor my usage of information and resources of any member of the Company Group, including but not limited to: computers, computer software, electronic mail, on-line services, voice mail, facsimile machines, telephones and photocopiers;

(i)

that my employment with the members of the Company Group is “at will” and that both the employing member of the Company Group and I have the right to terminate my employment at any time, with or without advance notice and with or without cause;

(j)

that during my employment and for a period of 12 months following the termination of my employment for any reason,  without first notifying the Company in writing and obtaining its prior written consent (which may be withheld, delayed or conditioned for any reason or for no reason in the Company’s sole and absolute discretion), I (i) will not, directly or indirectly, whether as owner, partner, shareholder, consultant, agent, employee, co-venturer or otherwise, engage, participate, assist or invest in any Competing Business (as hereinafter defined); (ii) will refrain from directly or indirectly retaining, employing, attempting to employ or recruiting any person who is an employee or independent contractor of any member of the Company Group, or otherwise soliciting, inducing or influencing any person to leave employment with any member of the Company Group (other than terminations of employment of subordinate employees undertaken in the course of my employment with any member of the Company Group); and (iii) will refrain from soliciting or encouraging any customer or supplier to terminate or otherwise modify adversely its business relationship with any member of the Company Group.  I understand that the restrictions set forth in this Section (j) are intended to protect the interests of the Company Group in its secret* or confidential* information or data and established employee, independent contractor, customer and supplier relationships and goodwill, and I  agree that such restrictions are reasonable and appropriate for this purpose.  For purposes of this agreement, the term “Competing Business” shall mean a business that is (x) competitive with any business which any member of the Company Group has conducted, or has invested significant resources in evaluating or preparing to conduct, at any time during my employment with any member of the Company Group, and (y) is conducted in any country in the world in which any member of the Company Group has conducted, or has invested significant resources in evaluating or preparing to conduct, at any time during my employment with any member of the Company Group.  Notwithstanding the foregoing, I may own up to two percent (2%) of the outstanding securities of a publicly held Person which constitutes or is affiliated with a Competing Business (each, a “Permitted Investments”).  I acknowledge and agree that if I violate any of the provisions of this Section (j), the running of the period during which the provisions of this Section (j) will apply will be extended by the time during which I engage in such violation(s).

This agreement supersedes and replaces any existing agreement between any member of the Company Group and me relating generally to the same subject matter.  This agreement may not be modified or terminated, in whole or part, except in writing signed by an authorized representative of the Company and me.  Discharge of my undertakings in this agreement shall be an obligation of my executors, administrators, or other legal representatives or assigns.   In the event that any court of competent jurisdiction concludes that any provision (or portion of any provision) of this agreement is unenforceable because it conflicts with the law or public policy of that jurisdiction, the parties agree that the court should first narrow or otherwise interpret the provision to the extent necessary to conform it to the law or public policy of that jurisdiction.  In the event that the court concludes that it is unable to narrow or otherwise interpret the provision so that it is neither invalid, illegal or otherwise unenforceable, the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired thereby.

I represent that, except as stated below, I have no agreements with or obligations to others in conflict with the foregoing.

*These terms are used in the ordinary sense and do not refer to the official security classifications of the United States or other government.  The Company generally considers “secret” or “confidential” any information or data that is not generally known - regardless of whether such information or data is in oral, written, machine readable or other form.  When in doubt, you should assume that information or data is secret or confidential unless or until determined otherwise by the Company.  Without limitation, examples of information or data that may be of a secret or confidential nature are: drawings, manuals, notebooks, reports, models, inventions, formulas, processes, machines, compositions, computer programs, accounting methods, business plans and information systems.  For further information, you should consult the Company’s Chief Financial Officer.

[Signature Page Follows]

AQUAVENTURE HOLDINGS LIMITED

By:

Name:	Employee Name:

Title:

***************************

The following are the only agreements to which I am a party that may be in conflict with the obligations undertaken above:

Signature Page to Key Executive Non-Competition, Non-Solicitation, Confidentiality and Assignment Agreement